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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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MARINE PRODUCTS CORPORATION

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MARINE PRODUCTS CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2170 Piedmont Road, NE, Atlanta, Georgia 30324

TO THE HOLDERS OF THE COMMON STOCK:

PLEASE TAKE NOTICE that the 2005 Annual Meeting of Stockholders of Marine Products Corporation, a Delaware corporation (“Marine Products” or “the Company”), will be held at the Company’s offices located at 2170 Piedmont Road, NE, Atlanta, Georgia, on Tuesday, April 26, 2005, at 12:00 noon, or any adjournment thereof, for the following purposes:

1.	To elect three Class I directors to the Board of Directors;

2.	To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 75,000,000 shares;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Proxy Statement dated April 4, 2005 is attached.

The Board of Directors has fixed the close of business on March 17, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

Linda H. Graham, Secretary

Atlanta, Georgia
April 4, 2005

PROXY STATEMENT

This Proxy Statement and a form of proxy were first mailed to stockholders on or about April 4, 2005. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 26, 2005, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.

Three-for-two stock split — The Board of Directors, at their meeting on January 25, 2005, authorized a three-for-two stock split to stockholders of record on February 10, 2005, payable on March 10, 2005. All share, per share and market price data herein have been adjusted for this split and the stock split effective March 10, 2004.

SOLICITATION OF AND POWER TO REVOKE PROXY

A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote.

CAPITAL STOCK

The outstanding capital stock of the Company on March 17, 2005 consisted of 39,204,627 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 17, 2005, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the holders of shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes) are relevant to the outcome. In this case, the three nominees receiving the most votes will be elected. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company is required for approval to amend the certificate of incorporation to increase the number of authorized shares of capital stock to 75,000,000. With respect to the proposal to approve the amendment to the Company’s certificate of incorporation, abstentions and broker non-votes will have the effect of a vote against the proposal. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 65.8 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors and in favor of the proposal to increase the number of authorized shares to 75,000,000.

The executives named in the Summary Compensation Table, and the name and address of each stockholder (or “group” as that term is used in Section 13(d)(3) of the Exchange Act) who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on March 17, 2005, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the directors and executive officers of the Company as a group (according to information received by the Company), are set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Outstanding Shares
R. Randall Rollins Chairman of the Board 2170 Piedmont Road, NE Atlanta, Georgia	23,708,420 (2)	58.6

Gary W. Rollins President and Chief Executive Officer, Rollins, Inc. 2170 Piedmont Road, NE Atlanta, Georgia	23,675,206 (3)	58.5

FMR Corporation 82 Devonshire Street Boston, Massachusetts	4,032,870 (4)	10.0

Richard A. Hubbell President and Chief Executive Officer 2170 Piedmont Road, NE Atlanta, Georgia	1,214,550 (5)	3.0

James A. Lane, Jr. Executive Vice President and President, Chaparral Boats, Inc. 2170 Piedmont Road, NE Atlanta, Georgia	309,956 (6)	**

Ben M. Palmer Vice President, Chief Financial Officer and Treasurer 2170 Piedmont Road, NE Atlanta, Georgia	242,258 (7)	**

Linda H. Graham Vice President and Secretary 2170 Piedmont Road, NE Atlanta, Georgia	246,452 (8)	**

All Directors and Executive Officers as a group (10 persons)	27,028,291 (9)	66.8

**	Less than one percent

(1)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)	Includes 106,920 shares of the Company Common Stock held as Trustee, Guardian, or Custodian for his children. Also includes 109,296 shares of common stock in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 22,654,280 shares of the Company held by RFPS Management Company III, L.P. of which RFA Management Company, LLC (“General Partner”), a Georgia limited liability company, is the general partner. The voting interests of the General Partner are held by two revocable trusts, one of which each of Gary or Randall Rollins is the grantor and sole trustee. LOR, Inc. is the manager of the General Partner. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Included herein are options to purchase 135,000 shares, which are currently exercisable or will become exercisable within 60 days of the date hereof and 22,500 shares of restricted stock awards. This excludes options to purchase 90,000 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof. This also excludes 31,497 shares of Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding Company securities that includes Mr. Gary Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)	Includes 109,296 shares of the Company Common Stock in two trusts of which he is Co-Trustee and as to which he shares voting and investment power. Also includes 22,654,280 shares of the Company held by RFPS Management Company III, L.P. of which RFA Management Company, LLC (“General Partner”), a Georgia limited liability company, is the general partner. The voting interests of the General Partner are held by two revocable trusts, one of which each of Gary or Randall Rollins is the grantor and sole trustee. LOR, Inc. is the manager of the General Partner. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. This also excludes 135,005 shares of Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest. Mr. Rollins is part of a control group holding Company securities that includes Mr. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(5)	Includes 864,801 shares subject to options that are currently exercisable or that become exercisable within 60 days of the date hereof, and 110,199 shares of restricted stock awards.

(6)	Includes 22,689 shares subject to options that are currently exercisable or that become exercisable within 60 days of the date hereof, and 26,250 shares of restricted stock awards. This excludes 7,500 shares of common stock held by his wife, as to which Mr. Lane disclaims any beneficial interest.

(7)	Includes 141,320 shares subject to options that are currently exercisable or that become exercisable within 60 days of the date hereof, and 59,205 shares of restricted stock awards.

(8)	Includes 68,771 shares subject to options that are currently exercisable or that become exercisable within 60 days of the date hereof, and 40,341 shares of restricted stock awards.

(9)	Shares held in trusts as to which more than one officer and/or director are Co-Trustees or entities in which there is common ownership have been included only once. Includes an aggregate of 1,232,581 shares that may be purchased by five executive officers upon exercise of options that are currently exercisable or that become exercisable within 60 days of the date hereof, and 258,495 shares of restricted stock grants awarded and issued to them pursuant to the Company’s 2001 Employee Stock Incentive Plan and the 2004 Stock Incentive Plan.

ELECTION OF DIRECTORS

On January 25, 2005, on the recommendation of the Nominating and Governance Committee, the Board of Directors expanded the size of the Board to nine members and elected Bill J. Dismuke as a Class II Director effective the same date. Mr. Dismuke, 68, is the retired President of Edwards Baking Company. Mr. Dismuke serves as a director of Rollins, Inc., a position he has held since 1984, and was also recently elected as a director of RPC, Inc. Mr. Dismuke has not been appointed to any committee of the Board of Directors. Mr. Dismuke’s term expires at the Annual Meeting of Stockholders in 2006.

At the Annual Meeting, Mr. R. Randall Rollins, Mr. Henry B. Tippie and Mr. James B. Williams will be nominated to serve as Class I directors. The directors in each class serve for a three-year term. The director nominees will serve in their respective class until their successors are elected and qualified. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s By-laws that provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee, to fill such vacancy.

The name and age of each of the three director nominees, his principal occupation, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by him and the percentage of outstanding shares that ownership represents, all as of the close of business on March 17, 2005 (according to information received by the Company), are set out below. Similar information is also provided for those directors whose terms expire in future years.

Names of Directors	Principal Occupation (1)	Service as Director	Age	Shares of Common Stock (2)		Percent of Outstanding Shares
Names of Director Nominees
Class I (Current Term Expires 2005, New Term Will Expire 2008)
R. Randall Rollins (3)	Chairman of the Board; Chairman of the Board of RPC, Inc. (oil and gas services) effective April 22, 2004; Chairman of the Board and Chief Executive Officer of RPC, Inc. prior to April 22, 2004; Chairman of the Board of Rollins, Inc. (consumer services) since October 1991.	2001 to date	73	23,708,420	(4)	58.6

Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services). Chairman of the Board of Dover Downs Gaming and Entertainment, Inc. (operator of multi- purpose gaming and entertainment complex) since January 2003; and Chairman of the Board of Dover Motorsports, Inc. (operator of motorsports tracks) since April 2000 and Vice Chairman prior to April 2000.	2001 to date	78	363,501	(5)	**

James B. Williams	Chairman of the Executive Committee, SunTrust Banks, Inc. (bank holding company) from 1998 to April 2004; and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998.	2001 to date	71	54,000		**

Names of Directors Whose Terms Have Not Expired
Class II (Term Expires 2006)
Richard A. Hubbell	President and Chief Executive Officer of the Company; President and Chief Executive Officer of RPC, Inc. (oil and gas services) effective April 22, 2004; President and Chief Operating Officer of RPC, Inc, from 1987 to April 21, 2004.	2001 to date	60	1,214,550	(6)	3.0

Names of Directors	Principal Occupation (1)	Service as Director	Age	Shares of Common Stock (2)		Percent of Outstanding Shares
Names of Directors Whose Terms Have Not Expired (Continued)
Class II (Term Expires 2006)
Linda H. Graham	Vice President and Secretary of the Company since 2001; Vice President and Secretary of RPC, Inc. (oil and gas services) since 1987.	2001 to date	68	246,452	(7)	**

Bill J. Dismuke	Retired President of Edwards Baking Company	January 25, 2005 to date	68	1,500		**

Class III (Term Expires 2007)
Wilton Looney	Honorary Chairman of the Board, Genuine Parts Company (automotive parts distributor).	2001 to date	85	1,620		**

Gary W. Rollins (3)	President and Chief Executive Officer of Rollins, Inc. (consumer services) since 2001; President and Chief Operating Officer of Rollins, Inc. prior to 2001.	2001 to date	60	23,675,206	(8)	58.5

James A. Lane, Jr.	Executive Vice President of the Company since February 2001; President of Chaparral Boats, Inc., since 1976.	2001 to date	62	309,956	(9)	**

**	Less than one percent

(1)	Unless otherwise noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his or her present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: James B. Williams: The Coca-Cola Company, Genuine Parts Company and Georgia Pacific Corporation; R. Randall Rollins: Dover Downs Gaming and Entertainment, Inc. and Dover Motorsports, Inc.; Henry B. Tippie: Dover Downs Gaming and Entertainment, Inc. and Dover Motorsports, Inc. All of the directors shown in the above table are also directors of RPC, Inc. and with the exception of Messrs. Hubbell and Lane and Ms. Graham are also directors of Rollins, Inc.

(2)	Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)	R. Randall Rollins and Gary W. Rollins are brothers.

(4)	See information contained in footnote (2) to the table appearing in Capital Stock section.

(5)	Includes 25,596 shares held in trusts of which he is a Trustee or Co-Trustee and as to which he shares voting and investment power. Also includes shares held by a wholly owned corporation that owns 405 shares.

(6)	See information contained in footnote (5) to the table appearing in Capital Stock section.

(7)	See information contained in footnote (8) to the table appearing in Capital Stock section.

(8)	See information contained in footnote (3) to the table appearing in Capital Stock section.

(9)	See information contained in footnote (6) to the table appearing in Capital Stock section.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS COMPENSATION,
COMMITTEES AND MEETINGS

Board Meetings and Compensation

Under current compensation arrangements, non-employee directors each receive an annual retainer fee of $16,000. The Chairman of the Audit Committee receives an annual retainer of $12,000 and the chairman of each of the Compensation Committee, Nominating and Governance Committee and Diversity Committee receives an annual retainer of $4,000. A director that chairs more than one committee receives a retainer with respect to each Committee he chairs. All of the retainers are paid on a quarterly basis. Per meeting fees for non-employee directors are as follows:

•	For meetings of the Board of Directors, Compensation Committee, Nominating and Governance Committee and Diversity Committee, $1,000.

•	For meetings of the Audit Committee, $2,000. In addition, the Chairman of the Audit Committee gets an additional $1,000 for preparing to conduct each quarterly meeting.

All non-employee directors are also entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments.

The Board of Directors met four times during the fiscal year ended December 31, 2004. No director attended fewer than 75 percent of the aggregate of all Board meetings and meetings of committees on which he or she served during 2004. Board members are encouraged to attend the Company’s Annual Stockholder Meetings and all Board members were in attendance at last year’s meeting.

The Board of Directors has the following standing Committees: Audit Committee, Compensation Committee, Executive Committee, Diversity Committee and Nominating and Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, (Chairman), Wilton Looney and James B. Williams, all of whom are independent, as discussed below. The Audit Committee held five meetings during the fiscal year ended December 31, 2004. The Board of Directors has determined that all of the Audit Committee members are independent as that term is defined by the rules of the Securities and Exchange Commission (“SEC”) and the American Stock Exchange (“AMEX”). The Board of Directors has also determined that all of the Audit Committee members are “Audit Committee Financial Experts” as defined in the SEC rules. The Audit Committee meets with the Company’s independent public accountants, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to internal and external accounting controls and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee charter is included herein as Appendix A and is also available on the Company’s website at www.marineproductscorp.com, under the Governance section.

Compensation Committee

The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, and James B. Williams. It held one meeting during the fiscal year ended December 31, 2004. The function of the Compensation Committee is to review the base salary and cash based incentive compensation for all of the Named Executive Officers, and to administer the compensation of James A. Lane, Jr. in accordance with the Performance-Based Compensation Agreement. The Compensation Committee also administers the 2001 Employee Stock Incentive Plan and 2004 Stock Incentive Plan.

Executive Committee

The Executive Committee of the Board of Directors of the Company consists of R. Randall Rollins, Gary W. Rollins and Richard A. Hubbell. It held no meeting and took action once by unanimous consent during the fiscal year ended December 31, 2004. The function of the Executive Committee is to take all permitted actions of the Board in its stead as permitted by the Company’s By-laws and Delaware law. The members of the Executive Committee do not receive any additional compensation for serving on this committee.

Diversity Committee

The Diversity Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, and James B. Williams. It held one meeting during the fiscal year ended December 31, 2004. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, and James B. Williams, all of whom are independent, as discussed on page 6. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

•	to recommend to the Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•	upon request of the Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•	to make recommendations to the Board of Directors regarding the agenda for Annual Stockholders Meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2004. The Company is not required by law or by AMEX rules to have a nominating or compensation committee or a Board composed of a majority of independent directors since we are a “controlled corporation” as defined by Part 8, Sec. 801 (a) of the AMEX Company Guide. The Company is a “controlled corporation” because a group that includes the Company’s Chairman of the Board and his brother, Gary W. Rollins, who is also a director, and certain other companies under their control, possesses in excess of fifty percent of the Company’s voting power. The Board of Directors of the Company established the Nominating and Governance Committee to promote responsible corporate governance practices and currently intends to maintain the Committee going forward.

The current members of the Compensation and Nominating and Governance Committees are the same as the members of the Audit Committee: all of those committees are currently composed of independent directors.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. However, it acts under the guidance of the corporate governance guidelines approved by the Board of Directors on January 27, 2004, as amended January 25, 2005, and posted on the Company’s website at www.marineproductscorp.com under the Governance section. A written copy of the corporate governance guidelines can be obtained free of charge by writing to The Secretary, Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company’s corporate governance guidelines, the Board of Directors will be responsible for selecting its own members. The Board delegates the screening process involved to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Company’s By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Marine Products Corporation, 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company’s By-laws. The Committee will consider nominations from stockholders that satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. To date, the Company has not received a recommendation for a director nominee from a stockholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 26, 2005 are directors standing for re-election.

Director Communications

The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

Mr. Henry B. Tippie c/o Internal Audit Department Marine Products Corporation 2170 Piedmont Road, NE Atlanta, Georgia 30324

All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the directors named above who serve on the Company’s Compensation Committee is or has ever been employees of the Company. There are no Compensation Committee interlocks requiring disclosure.

REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND
PERFORMANCE GRAPH

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other Company filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee, Report of the Compensation Committee on Executive Compensation and the Performance Graph included herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accountants are responsible for performing independent audits of the Company’s consolidated financial statements and management’s assessment that the Company maintained effective control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2004, the Audit Committee:

•	Authorized both the dismissal of Ernst & Young LLP (“Ernst & Young”) as its independent registered public accounting firm and the appointment of Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm;

•	Reviewed with management the interim financial information included in the Forms 10-Q prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management prior to their release;

•	Reviewed and discussed with the Company’s management and the applicable independent registered public accountants the audited consolidated financial statements of the Company as of December 31, 2004 and 2003 and for the three years ended December 31, 2004. The discussion included matters related to the conduct of the audit, such as the selection of and changes in accounting policies, significant adjustments arising from the audit and the absence of any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements;

•	Reviewed and discussed with the Company’s management and Grant Thornton, management’s assessment that the Company maintained effective control over financial reporting as of December 31, 2004;

•	Discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees;” and

•	Received from the independent registered public accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the registered public accountants the firm’s independence from the Company.

Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2004 and 2003 and for the three years ended December 31, 2004, management’s report on internal control over financial reporting as of December 31, 2004 and the report of independent registered public accounting firm on internal control over financial reporting as of December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and for filing with the Securities and Exchange Commission.

In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of the Company’s independent registered public accountants with respect to such financial statements.

Submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Henry B. Tippie, Chairman
Wilton Looney
James B. Williams

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

During the fiscal year 2004, the members of the Compensation Committee of the Board of Directors held responsibility for determining the base salary and cash based incentives for the Named Executive Officers. The Compensation Committee also administers the stock based incentives for all of the Named Executive Officers. The Compensation Committee is comprised of outside directors who do not participate in the Company’s compensation plans.

The Company is engaged in a highly competitive industry. The actions of the Named Executive Officers have a profound impact on the short-term and long-term profitability of the Company; therefore, the designs of the Named Executive Officers’ compensation packages are very important. In order to retain key employees, the Company has an executive compensation package that is determined by increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company’s performance considered by the Compensation Committee in determining the 2004 Named Executive Officers’ compensation were long-term growth in net income and stockholder value improvements in addition to individual performance. The Committee subjectively weights these factors without any specific formula and adjusts the compensation of an executive based on individual performance compared to Company expectations and performance. During fiscal 2004, the Company performance met or exceeded its expectations at the time it set executive pay.

Pursuant to the above compensation philosophy, the three main components of the executive compensation packages are base salary, cash based incentives, and stock based incentive plans.

The Company’s Named Executive Officers with the exception of Mr. Lane are also Named Executive Officers of RPC, Inc. (“RPC”) and receive compensation directly from RPC. The members of the Company’s Compensation Committee also constitute the Compensation Committee of RPC. In determining the compensation for the Named Executive Officers at the Company, the Committee considers the dual responsibilities and sets compensation from the Company at such levels that the aggregate compensation received from both RPC and the Company is reasonable in light of the responsibilities and the performance of each Company. A discussion of the Company’s Named Executive Officers’ compensation by RPC is contained in its annual proxy statement filed with the U.S. Securities and Exchange Commission.

Base Salary

The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance, and the salary received by peers in similar positions in the same geographic area, in addition to the salary compensation from RPC. These factors are not used in any specific formula or weighting. The salaries of the Named Executive Officers are reviewed annually. Increases to base salaries for the Named Executive Officers ranged up to 18 percent in 2004 based on all the factors discussed above.

Cash Based Incentives

The annual cash based incentive compensation for the Named Executive Officers with the exception of Mr. Lane is based upon broad performance objectives. The Named Executive Officers participate in a variety of individualized performance bonus programs designed by the Committee to encourage achievement of short-term objectives. These plans all have payouts subjectively based on net income, budget objectives, and other individual performance objectives. The individual performance objectives relate to each executive officer improving the contribution of his functional area of responsibility to further enhance the earnings of the Company. Bonuses are not made subject to any plan or program, written or unwritten, that is communicated in advance to the Named Executive Officers. No specific performance criteria are established in advance, and no specific ranges for bonuses are established in advance. Bonuses for a particular fiscal year are generally determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation Committee. Bonuses were paid in the first quarter of 2005 for the year ended December 31, 2004 and totaled $485,000 for all of the Named Executive Officers, with the exception of Mr. Lane, based on improved financial performance of the Company in 2004 compared to 2003 and individual performance.

One of the Named Executive Officers, Mr. Lane, has an employment agreement with the Company. Under this agreement, Mr. Lane receives an annual cash incentive bonus of 10 percent of pretax profit, as defined, of Chaparral Boats, Inc. This incentive payment was approximately 98.6 percent of the total cash compensation paid to this executive in 2004. During 2004, Mr. Lane received in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met, during any one fiscal year). The Company obtained stockholder approval of this agreement at the April 23, 2002 Stockholders’ meeting. The Committee believes that the performance related exemption for deductibility has been satisfied.

Stock Based Incentive Plans

Awards under the Company’s Stock Incentive Plan are discretionary, and are not based on any specific formula and may or may not be granted in any given fiscal year. When considering grants under the plan, the Compensation Committee gives consideration to the overall performance of the Company and the performance of individual employees. The Plan is administered by the Committee, which consists of non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Based on improved financial performance of the Company in 2004 compared to 2003 and individual performance, the Committee granted to the Named Executive Officers a total of 75,000 shares of restricted stock. The restricted stock granted vests in 20 percent increments annually beginning in 2006.

Except for Mr. Lane, the Compensation Committee currently believes that no other employees’ total compensation, including option grants under the Company’s 2001 Employee Stock Incentive Plan and 2004 Stock Incentive Plan, will materially exceed the $1 million deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended. Therefore, the Committee has determined that the Company will not change its various compensation plans or otherwise meet the requirements of such exemption at this time in order to exempt compensation other than that paid in accordance with Mr. Lane’s employment agreement under section 162(m).

Chief Executive Officer Compensation

The Chief Executive Officer’s compensation is determined by the Compensation Committee. For fiscal year 2004, the cash compensation of Richard A. Hubbell, President and Chief Executive Officer, was $495,000, $345,000 of which was base salary and $150,000 of which was cash based incentive compensation. In addition, Mr. Hubbell was granted 22,500 shares of Time Lapse Restricted Stock valued at $12.47 per share. The Chief Executive Officer’s total 2004 compensation including base salary increases, cash based incentives and stock based incentives was based upon the long-term growth in revenues, net income, stockholder value improvements including increase in stock price and the Chief Executive Officer’s individual performance towards achieving the goals listed above. The decision of the Compensation Committee was subjective and was not based upon any specific formula or guidelines. No member of the Compensation Committee participates in any Company incentive program.

COMPENSATION COMMITTEE
Henry B. Tippie, Chairman
Wilton Looney
James B. Williams

COMMON STOCK PERFORMANCE

As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a 5-year comparison of the cumulative total stockholder return based on the performance of the stock of the Company, assuming dividend reinvestment, as compared with both a broad equity market index and an industry or peer group index. However, if the Company’s stock has traded for a shorter period of time, the period covered by the comparison may correspond to that time period. The indices included in the following graph are the Russell 2000 Index (“Russell 2000”) and a peer group which includes companies that are considered peers of the Company (“Peer Group”). The companies included in the peer group have been weighted according to each respective issuer’s stock market capitalization at the beginning of each year. The companies are Brunswick Corporation and MarineMax, Inc.

In November 2004, Travis Boats & Motors, Inc. (“Travis”), which was part of the peer group in 2003 and prior years, was acquired by Tracker Marine L.L.C. and, as a result, is no longer part of the peer group. The graph also includes the prior peer group consisting of three companies Brunswick Corporation, MarineMax, Inc. and Travis Boats & Motors, Inc. (the “Former Peer Group”), through the date of acquisition of Travis.

The Russell 2000 is used because the Company became a component of the Russell 2000 in 2004, and because the Russell 2000 is a stock index representing small capitalization U.S. stocks. During 2004 the components of the Russell 2000 had an average market capitalization of $857 million.

The graph below assumes the value of $100.00 invested on February 28, 2001, the date of the Company’s spin-off from RPC, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Effective February 28, 2001, RPC began providing certain administrative services to the Company. The service agreements between RPC and the Company provide for the provision of services on a cost reimbursement basis and are terminable on six month’s notice. The services covered by these agreements include administration of certain employee benefit programs and other administrative services. Charges from RPC (or from corporations that are subsidiaries of RPC) for such services aggregated approximately $546,000 in 2004.

EXECUTIVE EMPLOYMENT CONTRACTS

The Company’s employment contracts with its Chief Executive Officer and the Company’s other three most highly compensated executive officers (the “Named Executive Officers”) as of January 1, 2005 are oral, at will arrangements. Set forth below is a summary of the material terms of the compensation under such at will arrangements. The Named Executive Officers do not have guaranteed terms of employment. None of the Named Executive Officers are entitled to severance or other termination payments relating to a change of control in excess of $100,000.

Base Salaries

None of the Named Executive Officers with the exception of Ms. Graham, received salary increases in 2005. The annual base salaries for the Company’s Named Executive Officers are disclosed in the Summary Compensation Table on page 15 except for Ms. Graham whose base salary for the year 2005 is set at $100,000.

Discretionary Bonuses

All of the Named Executive Officers with the exception of Mr. Lane are eligible for annual cash bonuses which are awarded on an entirely discretionary basis, following a review by the Company’s Compensation Committee of the performance of the Company and the executives for the relevant year. The Compensation Committee’s decisions are based upon broad performance objectives. The bonus program focuses on the achievement of short-term objectives. Bonus decisions are made based on a review of net income, budget objectives, and other individual performance objectives. The individual performance objectives considered by the Committee relate to each executive officer improving the contribution of his or her functional area of responsibility to further enhance the earnings of the Company.

Discretionary bonuses are not made subject to any plan or program, written or unwritten, that is communicated in advance to the executive officers. No specific performance criteria are established in advance, and no specific ranges for bonuses are established in advance. Bonuses for a particular fiscal year are generally determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation Committee.

Bonuses were paid in the first quarter of 2005 for the year ended December 31, 2004 and totaled $485,000 for all of the executive officers as disclosed in the Summary Compensation Table on page 15.

The Compensation Committee’s current policy is not to award discretionary bonuses to Mr. Lane. However, Mr. Lane is party to a Compensation Agreement with the Company, a copy of which is filed as an exhibit to the Form 10-K for the year ended December 31, 2004, pursuant to which he is entitled to certain payments based on Company performance.

Stock Options and Other Equity Awards

The Named Executive Officers are eligible to receive options and restricted stock under the Company’s stock incentive plan, in such amounts and with such terms and conditions as determined by the Committee at the time of grant. The grants made during 2004 have been disclosed in the Summary Compensation Table on page 15.

Supplemental Retirement Plan

Salary and Bonus Deferrals

All of the Named Executive Officers are eligible to participate in the Company’s Supplemental Retirement Plan (“Plan”). Messrs. Rollins, Hubbell, and Palmer declined to participate in the Company’s Plan with respect to fiscal year 2005, although Messrs. Hubbell and Palmer participate in the Supplemental Retirement Plan of RPC. Mr. Lane and Ms. Graham have elected to participate in the Company’s Plan. Ms. Graham also participates in RPC’s plan.

The Plan allows participants to defer up to 25 percent of base salary and up to 50 percent of annual bonus and commissions, subject to an overall maximum of $500,000 in any given year, and other terms and conditions set forth in the Plan.

Company Contributions

The Company makes certain “Enhanced Benefit Contributions” under the Plan on behalf of Mr. Lane, as disclosed in the Summary Compensation Table on page 15. The Company has retained absolute discretion to reduce the amount of Enhanced Benefit Contributions at any time for any reason, and may elect not to make any such contributions at all. Although Mr. Lane is the only Named Executive Officer who receives an Enhanced Benefit Contribution under the Company’s Plan, the Company makes a contribution on behalf of Mr. Hubbell under the RPC, Inc. Supplemental Retirement Plan. The Company currently expects that Mr. Lane’s last Enhanced Benefit Contribution will be made with respect to fiscal year 2008.

In addition to the Enhanced Benefit Contributions, the Company may make discretionary contributions on behalf of a Participant under the Plan in any amount and at any time. The Company has no obligation to make any such discretionary contribution, has no current plans to make such a contribution on behalf of any Named Executive and has never made any such contribution under the Supplemental Retirement Plan since its creation in August of 2002.

A copy of the Plan is filed as an exhibit to the Form 10-K for the year ended December 31, 2004 filed with the SEC on March 15, 2005. The material terms and conditions of the Plan are more particularly described in the Company’s Form 8-K filed with the SEC on December 23, 2004.

Automobile Usage

Mr. Lane is entitled to the use of a Company owned automobile. The automobile is self-insured and maintained by the Company. The Company also pays all fuel expenses. Mr. Lane’s personal use of the automobile is treated as taxable income for federal and state income tax purposes. His personal use of the automobile is valued at approximately $320 per month.

Airplane Usage

Mr. Lane is entitled to use the Company’s plane for personal use, subject to reimbursement to the Company at a rate of $300 per hour, which totaled approximately $2,100 for 2004.

Other Benefits

The Named Executive Officers are eligible to participate in the Company’s regular employee benefit programs, including the 401(k) plan with Company match, group life insurance, group medical and dental coverage and other group benefit plans. Mr. Lane is also eligible for the Retirement Income Plan that was frozen in March 2002. See Supplemental Retirement Plan above for further discussion.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2004, 2003 and 2002 of those persons who were at December 31, 2004 (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (2)	Securities Underlying Options(#)(2)	All Other Compensation($)(3)
R. Randall Rollins	2004	$295,000	$200,000	$280,500	0	$0
Chairman of the Board	2003	250,000	125,000	0	225,000	0
	2002	150,000	100,000	0	0	0

Richard A. Hubbell	2004	345,000	150,000	280,500	0	0
President and Chief Executive	2003	300,000	90,000	0	56,250	0
Officer	2002	200,000	100,000	0	225,000	0

James A. Lane, Jr.	2004	67,841	4,988,189	187,000	0	23,604
Executive Vice President, and	2003	67,841	3,620,120	0	56,250	24,048
President, Chaparral Boats, Inc.	2002	67,841	2,597,230	0	225,000	22,982

Ben M. Palmer	2004	150,000	100,000	112,200	0	0
Vice President, Chief Financial	2003	100,000	65,000	0	22,500	0
Officer and Treasurer	2002	75,000	25,000	0	45,000	0

Linda H. Graham	2004	80,000	35,000	74,800	0	0
Vice President and Secretary	2003	70,000	20,000	0	11,250	0
	2002	51,583	10,000	0	22,500	0

(1)	Mr. Rollins, Mr. Hubbell, Mr. Lane, Mr. Palmer and Ms. Graham are also executive officers of RPC and receive compensation directly from RPC.

(2)	The Company has granted employees two forms of restricted stock; performance restricted and time lapse restricted. The performance restricted shares are granted, but not earned and issued, until certain five-year tiered performance criteria are met. The performance criteria are predetermined market prices of Marine Products’ common stock. On the date the common stock appreciates to each level (determination date), 20 percent of performance shares are earned. Once earned, the performance shares vest five years from the determination date. After the determination date, the grantee will receive all dividends declared and also voting rights to the shares. Time lapse restricted shares vest after a stipulated number of years from the grant date, depending on the terms of the issue. The Company has issued time lapse restricted shares that vest over ten years in prior years and in 2004 issued time lapse restricted shares that vest in 20 percent increments annually starting with the second anniversary of the grant, over six years from the date of grant. During these years, grantees receive all dividends declared and retain voting rights for the granted shares. As of December 31, 2004, 72,450 shares of time lapse restricted stock and 19,749 shares of performance restricted stock were held by Mr. Hubbell, 26,250 shares of time lapse restricted stock for Mr. Lane, 26,550 shares of time lapse restricted stock and 20,655 shares of performance restricted stock were held by Mr. Palmer and 22,200 shares of time lapse restricted stock and 10,641 shares of performance restricted stock were held by Ms. Graham. The total number of shares held and their values on December 31, 2004 were as follows: Mr. Hubbell, 92,199 shares valued at $1,605,000, Mr. Lane, 26,250 shares valued at $457,000, Mr. Palmer 47,205 shares valued at $822,000 and Ms. Graham 32,841 shares valued at $572,000. The time lapse restricted share certificates and the performance restricted stock certificates that have been earned and issued are being held by the Company and may not be transferred by the Named Executive Officers until the shares vest. The December 31, 2004 values are based on the closing market stock price of $17.41 and do not take into account any diminution of value attributable to vesting provisions on these shares.

(3)	Effective with the spin-off from RPC in February 2001, the Company adopted the RPC 401(k) Plan (“401(k) Plan”), a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code (the ”Code”). The 401(k) Plan provides for a matching contribution of fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan that does not exceed six percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant’s voluntary pretax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant. The Company also adopted the RPC, Inc. Retirement Income Plan (“Retirement Income Plan”), a trusteed defined benefit pension plan that provides monthly benefits upon retirement at age 65 to eligible employees. In the first quarter of 2002, the Company’s Board of Directors approved a resolution to cease all future benefit accruals under the Retirement Income Plan, effective March 31, 2002. In lieu thereof, beginning in 2002, the Company began providing enhanced benefits in the form of cash contributions on behalf of certain long-service employees who were 40-65 years of age on or before December 31, 2002. These enhanced benefit contributions are discretionary and may be made annually, subject to a participant’s continued employment, for a maximum of seven years. The contributions are made either to the non-qualified Supplemental Retirement Plan (“SRP”) or to the 401(k) Plan for each employee who is entitled to the enhanced benefits. The amounts shown in this column represent the Company match under the 401(k) Plan and, in the case of Mr. Lane it includes $21,350 in 2004 and 2003 towards enhanced benefits. Beginning late in 2002, the Company began permitting selected highly compensated employees to defer a portion of their compensation into the SRP.

OPTION/SAR GRANTS IN FISCAL YEAR 2004

No Options or Stock Appreciation Rights were granted to the Named Executive Officers during 2004.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2004 AND YEAR-END
OPTION/SAR VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs At FY-End ($) (1) Exercisable/Unexercisable
R. Randall Rollins	0	$0	90,000/135,000	$1,138,311/1,707,467
Richard A. Hubbell	83,525	967,214	802,547/222,000	13,172,323/3,214,054
James A. Lane, Jr.	74,874	556,563	11,376/195,000	146,645/2,790,150
Ben M. Palmer	37,965	301,457	123,318/54,000	1,982,766/770,940
Linda H. Graham	37,965	362,439	59,771/27,000	961,222/385,470

(1)	Based on the closing price of Company Common Stock on the American Stock Exchange on December 31, 2004 of $17.41 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding equity compensation plans as of December 31, 2004.

Plan Category	(A) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by securityholders	2,527,514	$2.75	2,322,509	(1)

Equity compensation plans not approved by securityholders	—	—	—
Total	2,527,514	$2.75	2,322,509

(1)	All of the securities can be issued in the form of restricted stock or other stock awards.

BENEFIT PLANS

Effective February 28, 2001, the Company became an adopting employer of the RPC, Inc. Retirement Income Plan, a trusteed defined benefit pension plan, that provides monthly benefits upon retirement at age 65 to eligible employees. In the first quarter of 2002, the Boards of Directors of the Company and RPC joined in approving resolutions to cease all future benefit accruals under the Retirement Income Plan, effective March 31, 2002. Retirement Income Plan benefits are based on the average of the employee’s compensation from the Company and RPC for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years (“final average compensation”) immediately preceding March 31, 2002. Accordingly the pension plan table has not been presented under this section.

Mr. Lane is the only Named Executive Officer entitled to benefits under the Retirement Income Plan. His annual benefit payable at the later of retirement or age 65 is $48,400. The Plan also provides reduced early retirement benefits under certain conditions.

In 2002, the Company began providing additional benefits on behalf of certain long-service employees in the form of discretionary cash contributions made either to the Company’s 401(k) Plan (which is described below) or the Supplemental Retirement Plan, described above under “Executive Employment Contracts.” Amounts contributed to the accounts of the Named Executive Officers are reported in the “All Other Compensation” column of the Summary Compensation Table on page 15.

Effective February 28, 2001, the Company began participating in a defined contribution 401(k) Plan sponsored by RPC, which is available to substantially all employees with more than six months of service. The Company makes matching contributions of fifty cents ($0.50) for each dollar ($1.00) of a participant’s contribution to the 401(k) Plan, that does not exceed six percent of his or her annual compensation. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant’s account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant’s vested accrued benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. Also under the 401(k) Plan, a participant may withdraw his or her pre-tax contributions to the extent of certain specified instances of financial hardship and may withdraw any amount from his or her pre-tax contribution account for any reason after attaining age 59 -1/2. In addition, a participant may withdraw any amount from his or her rollover account for any reason. Amounts contributed by the Company to the accounts of the Named Executive Officers for 2004 under this plan are reported in the “All Other Compensation” column of the Summary Compensation Table on page 15.

PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

The stockholders will be asked to vote on the approval of an amendment (“Amendment”) to the Company’s Certificate of Incorporation whereby the authorized capital stock of the Company would be increased from 51,000,000 to 75,000,000 shares. Authorized shares of common stock would be increased from 50,000,000 to 74,000,000 and authorized shares of preferred stock would remain 1,000,000. There are currently no shares of preferred stock outstanding. The Amendment pertains only to the first paragraph of Article Fourth of the Certificate of Incorporation of the Company. As amended, such paragraph would be as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy-five million (75,000,000), consisting of seventy-four million (74,000,000) shares of Common Stock, par value ten cents ($.10) per share (the “Common Stock”) and one million (1,000,000) shares of Preferred Stock, par value ten cents ($.10) per share (the “Preferred Stock”).”

The Company has never before requested an increase in the number of authorized shares. As of March 17, 2005, there were 39,204,627 shares of common stock outstanding and 10,795,373 shares of common stock available for issuance. The Company has 2,322,509 shares reserved for issuance under stock incentive plans. The

Board of Directors has unanimously approved the Amendment and believes the Amendment is necessary in order to meet the Company’s business needs and to take advantage of potential future corporate opportunities. At present, there are no plans to issue any authorized shares, other than those reserved under the Company’s stock incentive plan. When the Company does issue authorized shares, unless required by American Stock Exchange Rules and Regulations or Delaware law, the Company will not need stockholder approval. Under the Company’s Restated Certificate of Incorporation, holders of capital stock are not entitled to preemptive rights.

Management recommends a vote “FOR” approval of the Amendment.

It is expected that members of the Board of Directors and Named Executive Officers, and their affiliates, who own of record approximately 65.8 percent of the voting securities of the Company, will vote “FOR” approval of the Amendment. Since the affirmative vote of a majority of outstanding Common Stock required in order to approve the Amendment, the vote “FOR” approval of the Amendment by the stockholders who are members of the Board of Directors or Named Executive Officers would assure such approval.

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Accountants

The independent public accounting firm of Ernst &Young LLP (“Ernst & Young”) was initially engaged as the Company’s auditors for the fiscal year ended December 31, 2004. Effective subsequent to the filing of its Quarterly report on Form 10-Q for the quarter ended June 30, 2004, the Company decided on August 17, 2004, to terminate Ernst & Young as the Company’s independent public accountants, and to appoint Grant Thornton LLP (“Grant Thornton”) as its independent public accountants for the year ended December 31, 2004. The decisions to dismiss Ernst &Young and to appoint Grant Thornton were authorized by the Company’s Audit Committee.

For the fiscal years ended December 31, 2002 and December 31, 2003, Ernst & Young’s report on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2002 and 2003, and the subsequent interim period through August 17, 2004, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Ernst & Young would have caused them to make reference to the subject matter of the disagreement in connection with their reports. The following reportable events described under Item 304(a)(1)(v) of Regulation S-K did not occur within the Company’s fiscal years ended December 31, 2002 and 2003 or during any subsequent interim period through August 17, 2004.

1.	Ernst & Young did not advise the Company that the internal controls necessary to develop reliable financial statements did not exist

2.	Ernst & Young did not advise the Company that it would be unable to rely on management’s representation,

3.	Ernst & Young did not advise the Company of the need to significantly expand the scope of its audit

4.	Ernst & Young did not advise the Company that information had come to its attention that had caused it to conclude that there was a material impact to the fairness or reliability of a previously issued audit report or the underlying financial statements

During the Company’s fiscal years ended December 31, 2002 and 2003, and from January 1, 2004 through August 17, 2004, neither the Company nor someone acting on the Company’s behalf consulted Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304 (a)(1)(iv), or a “reportable event” as defined in Regulation S-K Item 304(a)(1)(v).

The Company filed a Report on Form 8-K with the SEC on August 20, 2004 regarding the change in accountants.

Principal Auditor

Grant Thornton has served as the Company’s independent public accountants since August 17, 2004 for the fiscal year ended December 31, 2004. In addition to performing the audit of the Company’s consolidated financial statements, Grant Thornton provided various other services during 2004.

The Audit Committee has appointed Grant Thornton as the Company’s independent public accountants for the fiscal year ending December 31, 2005. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. No representative of Ernst & Young is expected to attend the meeting.

The aggregate fees billed by independent public accountants are set forth below:

	2004*	2003**
Audit fees and quarterly reviews (1)	$530,000	$130,500
Audit related fees	3,200	—
Tax fees (2)	—	44,000
All other fees	—	—

(1)	Audit fees include fees for audit or review services in accordance with generally accepted auditing standards, such as statutory audits and services rendered for compliance with Section 404 of the Sarbanes-Oxley Act. These fees are subject to final approval by the Audit Committee.

(2)	Tax fees related to tax compliance, planning and advice, consultation and research and filing amended tax returns for prior years.

*	Fees related to 2004 disclosed above represent Grant Thornton’s charges. In addition, the Company paid approximately $45,000 to Ernst &Young in audit fees and $69,000 in tax fees.

**	All fees paid in 2003 were to Ernst &Young, LLP

Pre-approval

All of the services described above were pre-approved by the Company’s Audit Committee. The Audit Committee has determined that the payments made to its independent public accountants for these services are compatible with maintaining such auditors’ independence. All of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the years 2004 and 2003 were attributable to work performed by full-time, permanent employees of the principal accountant.

The Audit Committee is directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent public accountants, including resolution of disagreements between management and the independent public accountants regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent registered public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting. The Audit Committee has no other pre-approval policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all Directors and Officers subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the Company has a written representation from all Directors, Officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2004 have been satisfied on a timely basis.

STOCKHOLDER PROPOSALS

Appropriate proposals of stockholders intended to be presented at the Company’s 2006 Annual Meeting of the Stockholders must be received by the Company by December 5, 2005, in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the proxy statement and form of proxy relating to that meeting. All stockholder proposals submitted outside the stockholder proposal rules contained in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, except director nominations must be received by the Company by February 18, 2006, in order to be considered timely and must comply with the relevant provisions of the Company’s By-laws. With regard to such stockholder proposals, if the date of the next Annual Meeting of the Stockholders is advanced or delayed more than 30 calendar days from April 26, 2006, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

With respect to stockholder nomination of directors, the Company’s By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an Annual Meeting, that written notice be addressed to: Secretary, Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year’s Annual Meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company’s bylaws. Notices of nominations must be received by the Secretary of the Company no later than January 26, 2006 with respect to directors to be elected at the 2006 Annual Meeting of Stockholders.

EXPENSES OF SOLICITATION

Marine Products will bear the cost of soliciting proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to their beneficial shareholders of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Georgeson Shareholder Communications, Inc. to conduct a broker search and to send proxies by mail for an estimated fee of $4,500 plus shipping expenses.

MISCELLANEOUS

The Company’s Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, without exhibits, is being mailed to stockholders with this proxy statement.

Upon the written request of any record or beneficial owner of the Company’s common stock whose proxy was solicited in connection with the 2005 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2004. Requests for a copy of such Annual Report on Form 10-K should be addressed to Ms. Linda H. Graham, Secretary, at Marine Products Corporation, 2170 Piedmont Road NE, Atlanta, Georgia 30324.

Management knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. In as much as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Linda H. Graham, Secretary

Atlanta, Georgia
April 4, 2005

APPENDIX A
AUDIT COMMITTEE CHARTER

MARINE PRODUCTS CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary purpose is to monitor the integrity of the Company’s financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function, the independent auditor’s qualifications and independence, the Company’s compliance with ethics policies and legal and regulatory requirements statements, and the annual independent audit of the Company’s financial statements. The Committee will monitor the independence, performance, and qualifications of the Company’s independent auditors.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the company and to any advisors employed by the Company as well as ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition shall meet all requirements of the Audit Committee policy of the American Stock Exchange.

Accordingly, all of the members must be directors:

•	Who are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the American Stock Exchange. Under Rule 10A-3 to Securities Exchange Act of 1934, disallowed payments to an Audit Committee member includes payments made directly or indirectly, and for these purposes “indirect” acceptance shall include (a) payments to spouses, minor children or stepchildren or children or stepchildren sharing a home with the member and (b) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory to the Company or any subsidiary.

•	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must be an Audit Committee “financial expert” as defined by SEC regulations.

KEY RESPONSIBILITIES

The Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report results of their activities to the Board on a regular basis. While the Committee has the

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responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company as well as the Company’s internal controls. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report hereon.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and the American Stock Exchange listing standards.

The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Conduct).

The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

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Marine Products Corporation
Proxy Solicited by the Board of Directors of Marine Products Corporation
For Annual Meeting of Stockholders on Tuesday, April 26, 2005, 12:00 Noon

     The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 26, 2005, at 12:00 Noon at 2170 Piedmont Road, NE, Atlanta, Georgia, or any adjournment thereof.

     The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2005, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies or their substitutes may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.	☐	FOR R. RANDALL ROLLINS, HENRY B. TIPPIE	☐	ABSTAIN FROM VOTING FOR THE
		AND JAMES B. WILLIAMS, AS CLASS I DIRECTORS		ELECTION OF ALL CLASS I NOMINEES
EXCEPT AS INDICATED BELOW

INSTRUCTIONS: To refrain from voting for any individual nominee, write that nominee’s name in the space provided below:

2.	TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 75 MILLION

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Over)

MARINE PRODUCTS CORPORATION

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED “FOR” THE ABOVE-NAMED NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 75 MILLION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

PROXY

Please sign below, date and return promptly.

Signature

Dated:	, 2005
(Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title upon signing.)

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.